Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165383 on Form S-8 of our reports dated February 29, 2012, relating to the consolidated financial statements of Baltic Trading Limited and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 29, 2012